ASSET TRANSFER AGREEMENT

     Agreement made as of the 1st day of October, 1995, between Pace Group International, Inc., an Oregon corporation ("Transferor") and Pace International Research, Inc., an Oregon corporation ("Transferee").

                                   RECITALS

     A.   Transferee wishes to acquire all of Transferor's operating assets.

     B. Transferor is willing to transfer such assets to Transferee provided it receives from Transferee the indemnification and hold harmless assurances set out below. Transferee is willing to give such assurances to Transferor.

NOW, THEREFORE, it is agreed as follows:

1.   Transfer of Assets
     ------------------


     1.1 Transferor hereby agrees to transfer and convey to Transferee all of Transferor's interests in and to the assets (the "Transferred Assets") described in the Bill of Sale attached hereto as Exhibit A. As evidence of such transfer, Transferor will execute and deliver the Bill of Sale to Transferee.

     1.2 For purpose hereof, transfer of the Transferred Assets to Transferee will be deemed to be effective as of midnight on October 31,1995 (the "Transfer Date"). Transferee will bear all risk of loss, damage or other diminution in value to the Transferred Assets occurring after the Transfer Date. Commencing with the Transfer Date, all profits, losses, deductions and credits pertaining to the business acquired by Transferee from Transferor shall belong to Transferee.

2.   Hold Harmless
     -------------


     2.1 As consideration for the Transferred Assets, Transferee agrees to pay and discharge, and to indemnify and hold Transferor harmless from, all debts, claims, obligations, causes of action, causes of suit, damages, awards and other liabilities arising out of or in any way related to the Transferred Assets and/or the business acquired from Transferor, whether now existing or hereafter arising, and all costs and expenses (including attorney fees) that Transferor may incur in connection with any of the foregoing matters.

     2.2 Without in any way limiting the scope or generality of the obligations imposed on Transferee by Subsection 2.1 above, it is specifically agreed that such obligations shall extend to and include: (a) any and all obligations, debts, claims and liabilities incurred by Transferor in the conduct of its business, or otherwise, prior to the Transfer Date; (b) any and all obligations, debts, claims and liabilities incurred by Transferee in the conduct of its business, or otherwise, whether before or after the Transfer Date; and (c) any and all debts, obligations and liabilities owing from Transferor to Edwin T. Cornelius, Jr..

     2.3 The provisions of Subsections 2.1 and 2.2 shall not be deemed to include any obligations imposed on Transferor pursuant to a Stock Transfer Agreement of even date herewith between Transferor and Edwin T. Cornelius, Jr. Such obligations shall continue to remain the obligations of Transferor.

3.   Other Matters
     -------------


     3.1 The parties agree to cooperate fully and in good faith with each other to accomplish the matters contemplated by this Agreement.
     3.2 Without limiting the foregoing, each party agrees to execute any and all documents, and to take all other actions and measures, as may be reasonably needed in order to accomplish the matters set out herein.

4.   General Provisions
     ------------------


     4.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon without regard to its rules on conflict of laws. Venue for any action, suite or other proceedings under this Agreement shall be in Multnomah County, Oregon.

     4.2 The terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the representatives, successors and assigns of the parties.

     4.3 All waivers must be in writing and signed by the party to be charged thereby. Failure by a party to require performance by the other of any provision of this Agreement shall not affect the right of such party to enforce the same, nor shall any waiver of a breach be deemed a waiver of any other breach.

     4.4 In any suit, action or arbitration, or appeal therefrom, arising out of or related to this Agreement, the prevailing party shall be entitled to receive from the other party such reasonable attorney fees as may be awarded by the court or arbiter (s). If any sum due hereunder is placed in the hands of an attorney or other agent for collection, the collecting party shall be entitled to recover its reasonable expenses incurred therein regardless of whether any action or suit is filed.

     4.5 This Agreement contains the entire agreement of the parties as to the subject matter hereof, and it supersedes and replaces all prior agreements between the parties or their representatives. This Agreement may not be altered or amended except by a written instrument signed by the party to be charged thereby.

     4.6 As used, herein, the singular shall include the plural, the plural the singular, and the masculine shall include the feminine and the neuter, and vice versa, as the context requires. All captions used herein are intended solely for convenience of reference, and shall in no way limit any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year given above.
Pace Group International, Inc.               Pace International Research, Inc.


By: /s/ Edwin T. Cornelius, Jr.         By:  /s/ Edwin T. Cornelius, Jr.
   -------------------------------------   --------------------------------